UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2017

Conn's, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 Technology Forest Blvd., Suite 210 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:  (936) 230-5899
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Explanatory Note
This Current Report on Form 8-K/A (the “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Conn’s, Inc. (the “Company”) on June 1, 2017 (the “Original 8-K”). The Original 8-K was filed with the Securities and Exchange Commission, in part, to report the results of the matters submitted to a vote by the Company’s stockholders at the Company’s Annual Meeting of Stockholders held on May 31, 2017 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to how frequently the Company will conduct future stockholder advisory votes regarding named executive compensation.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(d) Consistent with the majority of votes cast at the Annual Meeting, the Company has determined that it will hold a stockholder advisory vote on the compensation of the Company’s named executive officers once every year until the next required advisory vote on the frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.
Date:	August 30, 2017	By:	/s/ Mark L. Prior
		Name:	Mark L. Prior
		Title:	Vice President, General Counsel and Secretary